Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for February 2009

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS February 18, 2009 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of February 2009. Unitholders of record on February 27, 2009 will receive distributions amounting to $389,523 or $0.209017680 per unit payable on April 30, 2009. The Trust received $216,834 and $9,957 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $181,843.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701